UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

735 N. Water Street, Suite 1000 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On February 5, 2015, Physicians Realty Trust (the “Company”), through a subsidiary of its operating partnership, Physicians Realty L.P. (the “Operating Partnership”), entered into and closed a contribution agreement (the “Contribution Agreement”) with Minnetonka Medical Building, LLC, an affiliate of The Davis Group (“MMB”), and another investor also associated with The Davis Group (together with MMB, the “Contributors”), to acquire a medical office building in Minnetonka, Minnesota (the “Minnetonka MOB”) in exchange for approximately $26 million payable in newly designated Series A Participating Redeemable Preferred Units of the Operating Partnership (“Series A Preferred Units”). Pursuant to the Contribution Agreement, Mark Davis acquired a less than 1% minority interest in the property holding entity that was acquired by a subsidiary of the Operating Partnership. The Minnetonka MOB has approximately 63,500 square feet, and is 100% occupied by North Memorial Healthcare, a comprehensive health care system, on a long-term triple net lease.

On February 5, 2015, the Operating Partnership entered into a Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) which provides for the designation and issuance of the Series A Preferred Units. The Series A Preferred Units will have priority over all other partnership interests of the Operating Partnership with respect to distributions and liquidation. In addition, the Series A Preferred Units will be redeemable at the option of the Contributors on or after the one year anniversary of their issuance, which redemption obligation may be satisfied, at the Company’s option, in cash or shares of its common stock. The foregoing description of the Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Partnership Agreement, which is filed as Exhibit 10.1 to this report, and incorporated herein by reference.

Item 2.01             Completion of Acquisition or Disposition of Assets.

The information set forth above under Items 1.01 and 8.01 of this Current Report on Form 8-K with respect to the acquisition of properties and facilities, including the Minnetonka MOB, is incorporated herein by reference.

Item 3.02             Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 of this Current Report on Form 8-K related to the purchase of the Minnetonka MOB is incorporated herein by reference. Holders of the Series A Preferred Units issued in connection with the acquisition of the Minnetonka MOB will be entitled to certain redemption rights under the Partnership Agreement which allow them to cause the Operating Partnership to redeem the Series A Preferred Units in exchange for cash, or at the Operating Partnership’s option, for the Company’s common shares, pursuant to a formula provided in the Partnership Agreement and currently on an approximately one for 12.65 basis. Approximately 44,685 Series A Preferred Units were issued in the transaction to acquired the Minnetonka MOB. The investors in the The Series A Preferred Units have agreed not cause the Operating Partnership to redeem their Series A Preferred Units prior to February 5, 2016.

In addition, on January 28, 2015, a subsidiary of the Operating Partnership closed the acquisition of three medical office buildings in Greenwood, Indiana, and, as part of the transaction, approximately 420,963 common units of limited partnership of the Operating Partnership (“Common Units”) were issued, which comprised an approximately $7.3 million portion of the purchase price for the properties. Holders of Common Units are also entitled to certain redemption rights under the Partnership Agreement which allow them to cause the Operating Partnership to redeem the Common Units in exchange for cash, or at the Operating Partnership’s option, for the Company’s common shares, currently on a one for one basis. The investors in the Common Units have agreed not cause the Operating Partnership to redeem their Series A Preferred Units prior to January 28, 2016.

The Series A Preferred Units and Common Units were issued (a) in private placements in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder and (b) to “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act.

Item 3.03             Material Modification to Rights of Security Holders.

The information set forth above under Item 1.01 of this Current Report on Form 8-K with respect to the Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership is incorporated herein by reference.

Item 8.01             Other Events.

In addition to the acquisition of the Minnetonka MMB, subsidiaries of the Operating Partnership entered into and closed seven purchase and sale or contribution agreements with other affiliates of The Davis Group and investors associated with The Davis Group to acquire six medical office facilities located in the Minneapolis-St. Paul Metropolitan area and one additional medical office facility located in Jamestown, North Dakota. The Davis Group acquired or retained a less than 1% minority interest in five property holding entities that otherwise were wholly acquired by subsidiaries of the Operating Partnership. The final building in the portfolio is under an executed purchase and sale agreement for $10.9 million and is expected to close by the end of the February. The properties acquired to date, which includes the Minnetonka MOB, were acquired for approximately $89.9 million of cash and, for the Minnesota MOB, 44,685 newly designated Series A Preferred Units.

A copy of the Company’s press release announcing the transactions discussed in this 8-K is furnished as Exhibit 99.1 to this report.

Item 9.01             Financial Statement and Exhibits.

(a) Financial Statements of Property Acquired.

The financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than 71 calendar days after the latest date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description
10.1	Second Amended and Restated Agreement of Limited Partnership of Physicians Realty L.P., dated February 5, 2015

99.1	Press Release, dated February 5, 2015, issued by Physicians Realty Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2015	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Second Amended and Restated Agreement of Limited Partnership of Physicians Realty L.P., dated February 5, 2015
99.1	Press Release, dated February 5, 2015, issued by Physicians Realty Trust